Exhibit 4.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of February 23, 2024 (this “Agreement”), between International Seaways, Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), and Wayzata Opportunities Fund III, L.P., a limited partnership incorporated under the laws of Delaware (together with its successors and assigns, “Wayzata”).

RECITALS

WHEREAS, pursuant to the six Memoranda of Agreement, each executed simultaneously and dated on or about the date hereof, by and between the entities named in Schedule II hereto as buyers (each a “Buyer” and collectively, the “Buyers”) and as sellers (each a “Seller” and collectively, the “Sellers”), respectively (collectively, the “MOAs”), the Sellers are selling to the Buyers, and the Buyers are purchasing from the Sellers, certain vessels as described in the applicable MOAs (the “Vessels”);

WHEREAS, in accordance with the terms of the MOAs, the Company is issuing and delivering to Wayzata, or its designee or nominee, shares (the “Shares”) of common stock of the Company, no par value (the “Common Stock”), as a portion of the consideration for the purchase of the applicable Vessel and as more particularly described in each MOA;

WHEREAS, pursuant to the MOAs and the Master Agreement (the “Master Agreement”), dated on or about the date hereof, between International Seaways Operating Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands (“ISOC”) and Minnetonka Tankers II LLC, a limited liability company incorporated under the laws of the Republic of the Marshall Islands (“Minnetonka Tankers”), the Company and Wayzata are entering into this Agreement for the purpose of granting certain registration rights to Wayzata and its successors and permitted assigns; and

WHEREAS, the Company is, as of the date hereof, a WKSI (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the MOAs. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company after consultation with independent outside counsel to the Company: (a) would be required to be made in any Registration Statement or report to be incorporated by reference into the Registration Statement filed with the SEC by the Company so that such registration statement would not, from and after its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a)(i).

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Buyers” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Covered Person” has the meaning set forth in Section 4(a).

“Escrow Agreement” means the escrow agreement to be entered into among the Deposit Holder, the Buyers and the Sellers in respect of each MOA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“First Vessel Closing Date” means the date on which the first Vessel to be delivered to the relevant Buyers is delivered by the Sellers to such Buyers in accordance with the terms of the applicable MOA, and as evidenced by a dated, timed and signed Protocol of Delivery and Acceptance.

“Free Writing Prospectus” has the meaning set forth in Section 3(a).

“ICC Rules” has the meaning set forth in Section 8(g)(ii).

“Indemnified Party” has the meaning set forth in Section 4(c).

“Indemnifying Party” has the meaning set forth in Section 4(c).

“ISOC” has the meaning set forth in the recitals.

“Losses” has the meaning set forth in Section 4(a).

“Minnetonka Tankers” has the meaning set forth in the recitals.

“Master Agreement” has the meaning set forth in the recitals.

“MOAs” has the meaning set forth in the recitals.

“NYSE” means the New York Stock Exchange.

“Permitted Transferee” means (i) any affiliate of Wayzata, or any designee thereof, as nominee of a Seller or (ii) upon the prior written consent of the Buyer (not to be unreasonably withheld or delayed), any other person of entity to whom Shares are transferred in a private transaction that is exempt from the registration requirements of the Securities Act.

“Postponement Period” has the definition set forth in Section 2(c).

“Prospectus” means (i) the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus and (ii) any Free Writing Prospectus.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means any Shares of Common Stock issued to Wayzata, or any affiliate or designee thereof, as the nominee of a Seller pursuant to the MOAs and held at any time and from time to time by any of them or a Permitted Transferee of any of them (each a “Wayzata Party” and, collectively, the “Wayzata Parties”). Once issued, such shares of Common Stock shall cease to be Registrable Securities when (a) they are sold pursuant to an effective Registration Statement under the Securities Act, (b) they are sold pursuant to Rule 144 or Rule 145 (or any similar provision then in force under the Securities Act), (c) they may be sold pursuant to Rule 144 without restriction on the volume or manner of sale, and the removal of any legend restricting transfer under the Securities Act from such shares of Common Stock shall have been validly recorded in book-entry form with such book-entry position not subject to restrictions on transfer, (d) they shall have ceased to be outstanding or (e) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 145” means Rule 145 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 158” means Rule 158 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 415” means Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 424” means Rule 424 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 433” means Rule 433 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Sellers” has the meaning set forth in the recitals.

“Shares” has the meaning set forth in the recitals.

“Shelf Registration Statement” has the meaning set forth in Section 2(a)(ii).

“Shelf Take-Down” has the meaning set forth in Section 2(b).

“Take-Down Notice” has the meaning set forth in Section 2(b).

“WKSI” has the meaning set forth in Section 2(a)(i).

“Vessels” has the meaning set forth in the recitals and listed in Schedule I hereto.

2.Registration of Registrable Securities.

(a)Shelf Registration Statement.

(i)If the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at the First Vessel Closing Date, then, on the First Vessel Closing Date, the

Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (or any successor short form registration statement) (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act covering the offer and resale on a continuous basis pursuant to Rule 415, subject to the terms of this Agreement, by the Wayzata Parties of all Registrable Securities, and shall use reasonable best efforts to cause such registration statement to become immediately effective upon the filing thereof. The Automatic Shelf Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Exhibit A.

(ii)If the Company is not a WKSI at the First Vessel Closing Date, then as soon as reasonably practicable following the First Vessel Closing Date and in no event later than one (1) Business Day following the First Vessel Closing Date, the Company shall file with the SEC a shelf registration statement on Form S-3 (or any successor short form registration statement) (a “Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder covering the offer and resale on a continuous basis pursuant to Rule 415, subject to the terms of this Agreement, by the Wayzata Parties of all Registrable Securities. The Company shall use its reasonable best efforts to (i) have the Shelf Registration Statement declared effective by the SEC as soon as practicable thereafter, but in any event within 60 calendar days following the filing of such Shelf Registration Statement, (ii) to keep such Shelf Registration Statement continuously effective as set forth in this Agreement and (iii) to amend such Shelf Registration Statement to include any additional Selling Shareholders. The Shelf Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Exhibit A, and contain the names of each Wayzata Party (or any Permitted Transferee or other permitted assignee or nominee thereof) as a “Selling Shareholder” as Wayzata shall specify in writing to the Company.

(iii)Upon filing the Automatic Shelf Registration Statement or the Shelf Registration Statement, as applicable, the Company shall use reasonable best efforts to keep such Registration Statement effective with the SEC at all times and to re-file such Registration Statement (and use reasonable best efforts to keep such re-filed Registration Statement effective with the SEC) upon its expiration until such time as all Registrable Securities that could be sold pursuant to such Registration Statement have been sold or are no longer outstanding. If at any time following the filing of an Automatic Shelf Registration Statement the Company is required to re-evaluate its WKSI status and determines that it is not a WKSI, the Company shall use reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement. For the avoidance of doubt, nothing contained herein shall require the Company to disclose any material, non-public information that it is prohibited by law from disclosing.

(b)Shelf-Take Downs. At any time that an Automatic Shelf Registration Statement or Shelf Registration Statement, as applicable, covering Registrable Securities pursuant to this Section 2 is effective, Wayzata may deliver a written notice to the Company (a “Take-Down Notice”) stating that it or one or more Wayzata Parties intends to effect a sale (a “Shelf Take-

Down”) of all or part of the Registrable Securities included in the Automatic Shelf Registration Statement or Shelf Registration Statement, as applicable, and the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Take-Down within two (2) Business Days of any such notice.

(c)Piggyback Registration.

(i)Right to Include Registrable Securities. If there is not an effective Automatic Shelf Registration Statement or Shelf Registration Statement covering Registerable Securities and the Company at any time or from time to time proposes to register any of its securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given on the later of 30 calendar days prior to such proposed registration and such time as the Company’s board of directors determines to effect such registration) to the Wayzata Parties of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of the Wayzata Parties’ right to participate in such registration hereunder. Subject to the other provisions of this paragraph (c), upon the written request of any Wayzata Party made within ten (10) calendar days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by the Wayzata Parties to be so registered (a “Piggyback Registration”), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in this Agreement, provided however that if the Piggyback Registration involves an underwritten offering and the underwriter advises that the Company delay of such for materially and adversely impact the registration or sale of the shares, then the Company shall advise Wayzata of such advice and Wayzata shall notify the Company within such shorter time as deemed necessary by the underwriter to avoid such material adverse impact on the offering. The Wayzata Parties requesting inclusion in a Piggyback Registration may, at any time prior to the effective date of the related Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(ii)The registration rights granted pursuant to the provisions of this paragraph (c) shall be in addition to the registration rights granted pursuant to the other provisions of this Agreement, provided, however, that no Registrable Securities shall be simultaneously registered pursuant to this paragraph (c) and paragraph (a) of this Section.

(d)Postponements in Requested Registrations. Notwithstanding anything contained elsewhere in this Agreement, if the Company shall at any time furnish to a Wayzata Party a certificate signed by its chairman of the board, chief executive officer, president, chief legal officer, corporate secretary, chief financial officer or any other of its authorized officers stating that the filing of a Registration Statement or conducting a Shelf Take-Down would, in the good faith judgment of the Company’s Board of Directors, require the Company to make an Adverse Disclosure, the Company may postpone the filing (but not the preparation) of such Registration Statement or the commencement of such Shelf Take-Down, as applicable, required by this Section 2 for up to forty-five (45) consecutive calendar days (such period, a “Postponement Period”), and the Wayzata Parties shall postpone or suspend sales of Registrable Securities, if any, that it is then undertaking until such Postponement Period terminates; provided that the Company shall at all times in good faith use reasonable best efforts to cause any Registration Statement required by this Section 2 to be filed as soon as practicable or any Shelf Take-Down to be conducted as soon as practicable, as applicable; provided, further, that the Company shall not be permitted to commence a Postponement Period pursuant to this Section 2(d) more than once in any one-hundred-and-eighty (180)-day period. The Company shall promptly and within one (1) Business Day give Wayzata written notice of any postponement made in accordance with the preceding sentence. If the Company gives Wayzata such a notice and such postponement relates to a Shelf Take-Down, the Wayzata Parties shall have the right, within fifteen (15) calendar days after receipt thereof, to withdraw its request.

3.Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act or keep a Registration Statement effective with the SEC as provided in Section 2, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof (subject to the limitation set forth in Section 2(c)), and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as practicable:

(a)prepare and file with the SEC a Registration Statement on Form S-3 (or any successor short form registration statement) for the sale of the Registrable Securities by the Wayzata Parties or by the Company, in each case in accordance with the intended method or methods of distribution thereof (subject to the limitation set forth in Section 2(c)), and use reasonable best efforts to cause any such Registration Statement that is not effective upon filing to become effective and to remain effective as provided herein; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”) and including such documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Wayzata Parties and their counsel copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of the Wayzata Parties and such counsel (except, for the avoidance of doubt, any documents incorporated or deemed to be incorporated therein by reference otherwise filed by the Company pursuant to the Exchange Act), and such other documents reasonably requested by the Wayzata Parties or such counsel. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto with respect to its obligations under Section 2 to which the Wayzata Parties or their counsel shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company after consultation with independent outside counsel, such filing is necessary to comply with applicable law;

(b)prepare and file with the SEC such amendments, post-effective amendments and supplements to each Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses as may be reasonably requested by the Wayzata Parties or necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act and all other applicable securities laws with respect to the disposition of all securities (including the Registrable Securities) covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force);

(c)notify the Wayzata Parties promptly, and (if requested by any such Person) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company, (i) when a Prospectus or any Prospectus Supplement or amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state Governmental Authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information related to information provided to the Company by the Wayzata Parties, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement, or any order by the SEC or any other regulatory authority preventing or suspending the use of a Prospectus, or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event that makes any statement made in such Registration Statement, related Prospectus, Free Writing Prospectus, amendment or supplement thereto or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that otherwise requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the Wayzata Parties only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)use reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order or notice preventing or suspending the use of a Prospectus or suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)upon the occurrence of any event contemplated by Section 3(c)(v) above, as promptly as practicable prepare a post-effective amendment to the Registration Statement or a supplement or amendment to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)provide and cause to be maintained at all times a transfer agent and registrar for all Registrable Securities covered by such Registration Statement (and in connection therewith, if reasonably required by the Company’s transfer agent, the Company will cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to such transfer agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any legend upon sale by the Wayzata Parties of such Registrable Securities under the Registration Statement);

(g)deliver to the Wayzata Parties, without charge, a commercially reasonable number of copies of the applicable Prospectus (including each preliminary Prospectus, if any) and any amendment or supplement thereto and such other documents as the Wayzata Parties may reasonably request in order to facilitate the disposition of the Registrable Securities;

(h)enter into such customary agreements and take all such other actions as the Wayzata Parties reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities (as contemplated in the “Plan of Distribution” section of any Prospectus);

(i)obtain for delivery to the Wayzata Parties and the Company’s transfer agent an opinion or opinions from outside counsel for the Company dated the most recent effective date of the Registration Statement (or any subsequent date as reasonably requested by the Wayzata Parties in order to effectuate the resale (and settlement thereof) of Registrable Securities contemplated in the “Plan of Distribution” section of any Prospectus) in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Wayzata Parties and their respective counsel;

(j)use reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on the NYSE;

(k)otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC and other applicable securities laws, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(l)take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(m)take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

As a condition to the filing of a Registration Statement covering the Registrable Securities, the Company may require a Wayzata Party to furnish to the Company in writing such information required in connection with such registration regarding such Wayzata Party and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing in order to comply with the provisions of this Agreement or as otherwise contemplated by this Agreement; and, notwithstanding anything herein to the contrary, the Company will not be required to file any Registration Statement with the SEC until such Wayzata Party has complied with its obligation to furnish such information.

Wayzata agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v), the Wayzata Parties will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until Wayzata’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

4.Indemnification.

(a)Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Wayzata Party, its directors and officers and each Person who controls such Wayzata Party (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, to the extent that such Losses arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus authorized by the Company or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred by it in connection with investigating and defending or settling any such Loss; provided that the Company will not be liable in any such case (x) to the extent that any such Loss arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) by such Covered Person, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person for use therein or (y) if such untrue statement or omission is corrected in an amendment or supplement to the Prospectus and the relevant Wayzata Party thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such Loss after the Company had furnished such Wayzata Party with a sufficient number of copies of the same (and the delivery thereof would have resulted in no such Loss). It is agreed that the indemnity agreement contained in this Section 4(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b)Indemnification by Wayzata. Wayzata shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, and will (without limitation of the portions of this Section 4(b)) reimburse the Company, such directors, officers and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by Wayzata specifically for inclusion in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular or other document; provided that the obligations of Wayzata hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of Wayzata (which consent shall not be unreasonably withheld); provided, further, that the liability of Wayzata shall be limited to the net proceeds received by Wayzata from the sale of Registrable Securities covered by such Registration Statement.

(c)Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably delayed or withheld). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d)Contribution. If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4(d), no Wayzata Party shall be required to contribute any amount in excess of the amount that it has otherwise been, or would otherwise be, required to pay pursuant to Section 4(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)Non-Exclusivity. The obligations of the parties under this Section 4 shall be in addition to any liability which any party may otherwise have to any other party.

5.Registration Expenses. All reasonable fees and expenses of the Company incident to the performance of or compliance with this Agreement by the Company, including, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with the SEC, NYSE or FINRA and (ii) of compliance with securities or Blue Sky laws), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the Wayzata Parties), (c) messenger, telephone and delivery expenses of the Company and (d) fees and disbursements of counsel for the Company and of all independent registered public accounting firms of the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the continued listing of the securities to be registered on the NYSE.

The Company shall not be required to pay fees and disbursements of any counsel retained by any Wayzata Party or any other expenses of any Wayzata Party or any other third parties not required to be paid by the Company pursuant to the first paragraph of this Section 5.

6.Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of a Wayzata Party, make publicly available such information), and it will take such further action as a Wayzata Party may reasonably request, all to the extent required from time to time to enable a Wayzata Party to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Wayzata Party, the Company will deliver to such Wayzata Party a written statement as to whether it has complied with such requirements.

7.Miscellaneous.

(a)Amendments and Modification; Waiver.

(i)This Agreement may not be amended or modified in whole or in part except by an instrument or instruments in writing signed and delivered on behalf of each of the Company and Wayzata.

(ii)Any party that is entitled to the benefits hereof may at any time during the term of this Agreement (i) extend the time for the performance of any of the obligations or other acts of the other parties and (ii) waive compliance with any of the agreements of any other party or any conditions contained herein. No waiver or extension by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party sought to be charged with such waiver or extension. Waivers shall operate to waive only the specific matter described in the writing and shall not impair the rights of the party granting the waiver in any other respects or at any other times. No waiver of a breach of a provision of this Agreement, or failure (on one or more occasions) to enforce a provision of, or to exercise a right under, this Agreement, shall constitute a waiver of a similar, subsequent or prior breach, or of such provision or right other than as explicitly waived.

(b)Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns who agree in writing to be bound by the provisions of this Agreement. The provisions of this Agreement which are for the benefit of the parties hereto other than the Company may not be transferred or assigned to any Person in connection with a transfer of Registrable Securities unless such Person signs a joinder agreement to this Agreement in form and substance reasonably acceptable to the Company. Except as provided in Section 4 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, or in respect of this Agreement or any provision herein contained. The rights of Wayzata hereunder may be assigned (but only with all related obligations as set forth below) in connection with a transfer of Registrable Securities to a Permitted Transferee; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Without prejudice to any other or similar conditions imposed hereunder with respect to any such transfer, no assignment permitted under the terms of this Section 4.4 will be effective unless the transferee to which the assignment is being made, if not a Wayzata Party, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the transferee will be bound by this Agreement.

(c)Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, or sent by commercial overnight courier, courier fees prepaid, or emailed, to the parties at the following addresses:

If to Company, to:

International Seaways Operating Corporation
600 Third Avenue – 39th Floor
New York, New York 10016
Attention: David Berry; Derek Solon
Email: dberry@intlseas.com; dsolon@intlseas.com;
legaldepartment@intlseas.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Telephone:	(212) 225-2864
Attention:	Jeff Karpf
Email:	jkarpf@cgsh.com

If to Wayzata, to:

Minnetonka Tankers II LLC

c/o Wayzata Investment Partners LLC

One Carlson Parkway North, Suite 220

Plymouth, MN 55447.

Attention:	Kelly M. Aubrey
Email:	kaubrey@wayzpartners.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue, 22nd Floor

New York, NY 10022

Telephone:	(212) 549-0397
Attention:	Robert E. Lustrin
Email:	rlustrin@reedsmith.com

or to such other Person or address as any party shall specify by notice in writing to the other parties in accordance with this Section 8(c). All such notices or other communications shall be deemed to have been received: (i) upon actual receipt, if in writing and served by personal delivery upon the party for whom it is intended; (ii) on the date the delivering party receives confirmation, if delivered by email with receipt confirmed by the delivering party’s email application (or by receipt of confirmatory email from recipient which shall be delivered promptly by the recipient if so requested); or (iii) three (3) Business Days after deposit in the mail, if delivered by certified mail, registered mail, courier service, return receipt received to the party at the address set forth above; provided that notice of change of address shall be effective only upon receipt.

(d)Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(f)Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or .pdf transmission, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Each party agrees that (i) this Agreement and, if permitted by applicable Laws, any other documents to be delivered in connection herewith may be electronically signed and (ii) any electronic signatures appearing on this Agreement or any such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

(g)Governing Law; Jurisdiction.

(i)This Agreement, and all claims, controversies and causes of action (whether sounding in statute, contract or tort) arising out of or relating to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision, principle or rule (whether of the State of New York or any other jurisdiction) to the extent such provisions, principles or rules are not mandatorily applicable by statute and would cause the application of the Law of any jurisdiction other than the State of New York.

(ii)Each party agrees that all claims, actions, suits or proceedings (“Proceedings”) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in courts of the State of New York or the federal courts of the United States located in New York

County (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(iii)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed by the parties in accordance with their specific terms or were otherwise breached thereby, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that each party shall be entitled to specific performance to prevent breaches and anticipated breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages or otherwise, in addition to any other remedy to which it may be entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(i)The parties to this Agreement (and any other Wayzata Party) shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto in accordance with the immediately preceding paragraph (h), and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

(j)Independent Nature of Wayzata Parties’ Obligations and Rights. The obligations of each Wayzata Party are several and not joint with the obligations of any other Wayzata Party hereunder, and no Wayzata Party shall be responsible in any way for the performance of the obligations of any other Wayzata Party hereunder.

(k)No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than the other Wayzata Parties).

(l) Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

(m)Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(n)Termination. The provisions of this Agreement (other than Section 4, Section 5 and Section 8(o)) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors in interest, (ii) the date on which the Wayzata Parties cease to hold Registrable Securities, (iii) the date on which all shares of Common Stock have ceased to be Registrable Securities and (iv) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement. For the avoidance of doubt, in the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 4 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

(o)Confidentiality. All information provided by the Company to Wayzata pursuant to this Agreement shall, except (i) as contemplated in clause 5 of the Master Agreement, or (ii) if the purpose for which such information is furnished pursuant to this Agreement contemplates such disclosure or is for disclosure in public documents of the Company, be kept strictly confidential and, unless otherwise required by applicable law or as agreed by the Company, Wayzata shall not disclose, and Wayzata shall take all necessary steps to ensure that none of its directors, officers, employers, agents, affiliates and representatives disclose, or make use of, except in accordance with applicable law, such information in any manner whatsoever until such information otherwise becomes generally available to the public;

provided that this Section 8(o) shall not apply to information disclosed in connection with any registration statement filed in accordance with the terms of this Agreement. In no event shall Wayzata or any of its directors, officers, employees, agents, affiliates or representatives use material non-public information of the Company to acquire or dispose of securities of the Company or transact in any way in such securities. Wayzata shall be liable for any breach of this Section 8(o) by it or any of its directors, officers, employees, agents, affiliates and representatives.

(p)Entirety. This Agreement, the Master Agreement and the MOAs applicable to each of the Buyers and Sellers named therein (and any agreements related thereto, including but not limited to any applicable Escrow Agreements), embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, related to the subject matter hereof and thereof.

(q)Inconsistencies with Other Documents.

(i)This Agreement shall be read and construed together with the terms of the MOAs, the Master Agreement and the Escrow Agreement. In the event of any conflict amongst this Agreement and the foregoing, the order of priority, to the extent of such conflict, shall be such that firstly the provisions of the relevant MOA shall prevail, followed by the provisions of the Escrow Agreement, this Agreement and the Master Agreement respectively.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

INTERNATIONAL SEAWAYS INC.,

By:	/s/ William Nugent
Name: William Nugent
Title: Senior Vice President

[Signature Page to Registration Rights Agreement]

MINNETONKA TANKERS II LLC

By:	Wayzata Investment Partners LLC, its Manager

By:	/s/ Kelly M. Aubrey
	Name:	Kelly M. Aubrey
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Name of Vessel	IMO Number
Crystal Bay	9697624
Saint Albans Bay	9697648
Lafayette Bay	9717785
Harrison Bay	9697636
Excelsior Bay	9697612
Jennings Bay	9717773

SCHEDULE II

Memoranda of Agreement

1.	Memorandum of Agreement dated February 23, 2024 between Crystal Bay Shipping LLC as seller and Crystal Tanker Corporation as buyer;
2.	Memorandum of Agreement dated February 23, 2024 between Excelsior Bay Shipping LLC as seller and EB Tanker Corporation as buyer
3.	Memorandum of Agreement dated February 23, 2024 between Harrison Bay Shipping LLC as seller and Harrison Tanker Corporation as buyer;
4.	Memorandum of Agreement dated February 23, 2024 between Saint Albans Bay Shipping LLC as seller and Albans Tanker Corporation as buyer;
5.	Memorandum of Agreement dated February 23, 2024 between Lafayette Bay Shipping LLC as seller and Lafayette Tanker Corporation as buyer;
6.	Memorandum of Agreement dated February 23, 2024 between Jennings Bay Shipping LLC as seller and Jennings Tanker Corporation as buyer.

Exhibit A

PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold by the selling shareholders, or by transferees, assignees, donees, pledgees or other successors-in-interest of such securities received from the selling shareholders, directly or indirectly through brokers-dealers or agents on the New York Stock Exchange or any other stock exchange, market or trading facility on which such securities are traded, or through private transactions. Our securities covered by this prospectus may be transferred, sold or otherwise disposed of by any method permitted by law, including, without limitation, one or more of following transactions:

●ordinary brokerage transactions or transactions in which the broker solicits purchasers;
●purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;
●block trades, in which a broker or dealer attempts to sell the securities as agent but may position and resell a portion of the securities as principal to facilitate the transaction;
●through the writing of options on the securities, whether such options are listed on an options exchange or otherwise;
●an exchange distribution in accordance with the rules of the applicable stock exchange;
●in transactions other than on such exchanges or in the over-the-counter market;
●through privately negotiated transactions;
●through the settlement of short sales entered into after the date of this prospectus;
●by agreement with broker-dealers to sell a specified number of securities at a stipulated price per share;
●a combination of any such methods of sale; and
●any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Section 4(a)(1) of the Securities Act, including transactions in accordance with Rule 144 promulgated thereunder, if available, rather than under this prospectus.

The selling shareholders may also transfer their shares including by means of gifts, donations and contributions. Subject to certain limitations under rules promulgated under the Securities Act, this prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers-dealers or agents and in private or public transactions.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser), as the case may be, in amounts to be negotiated.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under [Rule 424(b)(3)] or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may sell the securities at market prices prevailing at the time of sale, at negotiated prices, at fixed prices or without consideration by any legally available means. The aggregate net proceeds from the sale of the securities will be the purchase price of such securities less any discounts, concessions or commissions received by broker-dealers or agents. We will not receive any proceeds from the sale of any securities by the selling shareholders.

The selling shareholders and any broker-dealers or agents who participate in the distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any commission received by such broker-dealers or agent on the sales and any profit on the resale of securities purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market and which may limit the timing of purchases and sales by the selling stockholders and any other relevant person of any of the common stock. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.

To the extent required with respect to a particular offer or sale of our securities, we will file a prospectus supplement pursuant to Section 424(b) of the Securities Act, which will accompany this prospectus, to disclose:

●the number and type of securities to be sold;

●the purchase price;
●the name of each selling shareholder and the name of any broker-dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses; and
●any other relevant information.

The selling shareholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale of securities held by them. We have not engaged any broker-dealer or agent in connection with the sale of securities held by the selling shareholders, and there is no assurance that the selling shareholders will sell any or all of their securities. We have agreed to make available to the selling shareholders copies of this prospectus and any applicable prospectus supplement and have informed the selling shareholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers prior to any sale to them.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all expenses of the registration of the securities to be sold by certain selling shareholders, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all selling commissions, if any. We will indemnify the selling shareholders against certain civil liabilities, including some liabilities under the Securities Act or such selling shareholders will be entitled to contribution. We may be indemnified by such selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by such selling shareholders specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

We will bear the registration costs relating to the securities offered and sold by the selling shareholders under this registration statement.